Exhibit 1.1

ORTHOVITA, INC.

7,700,000 Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

November 16, 2006

UNDERWRITING AGREEMENT

November 16, 2006

UBS Securities LLC

First Albany Capital

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Orthovita, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 7,700,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,155,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form “S-3” (File No. 333-131668) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

The term “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s most recent effectiveness pursuant to Rule 430B(f)(2) for purposes of liability under Section 11 of the Act of any Underwriter with respect to the offering and sale of the Shares (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The term “Basic Prospectus,” as used herein, means the Prospectus, dated May 23, 2006, included in Amendment No. 1 to the Registration Statement filed by the Company with the Commission on May 23, 2006.

The term “Prospectus Supplement,” as used herein, means the final prospectus supplement, specifically relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares after the date and time this Agreement is executed and delivered by the parties hereto.

The term “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

The term “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act).

The term “Disclosure Package,” as used herein, means the Basic Prospectus together with the Permitted Free Writing Prospectuses, if any.

Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3 under the Act (except to the extent that such information in any such document is deemed to be modified or superseded pursuant to Rule 412 under the Act, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents and including documents incorporated therein subsequent to the initial effective date of the Registration Statement, the date of such Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference, except to the extent that information in any such document is deemed to be modified or superseded pursuant to Rule 412 under the Act.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $3.0485 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 22, 2006 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Morrison & Foerster LLP at 1290 Avenue of the Americas, New York, New York, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and as of the Time of Sale (as such term is defined below) and, as amended or supplemented, at the initial time of purchase of the Firm Shares by the underwriters, and each additional time of purchase of the Option Shares by the Underwriters, if any, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time or the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus complied, as of its date and the date it was filed with the Commission, and complies as of the date hereof in all material respects, with the requirements of the Act; on the date of such Basic Prospectus and on the date hereof the Basic Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission and the date of the Prospectus Supplement, and will comply, as of the Time of Sale and, as amended or supplemented, the time of purchase and the additional time of purchase, as the case may be, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); each of the Prospectus Supplement and the Prospectus will not, as of its date, as of the date it is filed with the Commission and, as amended or supplemented, as of the time of purchase, or the additional time of purchase, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package as of the time of execution of this Agreement and as of the Time of Sale and, taken together with information as to the number of Shares being offered, the price per Share and the use of proceeds (as set forth in Schedule E hereto), as of 10:00 A.M. on November 17, 2006 (the “Time of Sale”), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the following representations and warranties in this paragraph 3(b) are deemed to be made by the Company only at the time of purchase and, if applicable, at each additional time of purchase and only if the delivery and sale of the Shares to be delivered and sold at such time have been completed and except as may otherwise be set forth in the officer’s certificate to be delivered pursuant to paragraph 6(i): at no time during the period that began at the Time of Sale and ends at the time of purchase or the additional time of purchase, as the case may be, did the Basic Prospectus, as then amended or supplemented (and, prior to the time that the Basic Prospectus is supplemented by the Prospectus Supplement, together with information as to the number of Shares being offered and the price per Share and the use of proceeds as set forth in Schedule E hereto), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did any Basic Prospectus, as then amended or supplemented (and, prior to the time that the Basic Prospectus is supplemented by the Prospectus Supplement, together with information as to the number of Shares being offered and the price per Share and the use of proceeds as set forth in Schedule E hereto), together with the then issued Permitted Free Writing Prospectuses (other than any such Free Writing Prospectuses or portion of any Free Writing Prospectus that has been modified or superseded by an amendment or supplement to the Basic Prospectus, the Prospectus or a Permitted Free Writing Prospectus), if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that began on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, or the additional time of purchase, as the case may be, did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that began on the date of any Permitted Free Writing Prospectus and ends at the time of purchase, or the additional time of purchase, as the case may be, did or will any Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (excepting only those misstatements or omissions in the Disclosure Package that were modified or superseded by an amendment or supplement to the Basic

Prospectus, the Prospectus or a Permitted Free Writing Prospectus); the Prospectus complies at the Time of Sale, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Basic Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with the applicable provisions of Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Basic Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is first used after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the conditions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); to the sending or giving, by any Underwriter of any such Permitted Free Writing Prospectus will be satisfied; the Basic Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the determination date set forth in Rule 164(h) under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

(d) to enable the Underwriters to rely on Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the registration of the Shares with the Commission could have been effected on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as incorporated by reference into the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (and any similar information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock in connection with the options and other rights under existing employee benefit plans described in the Registration Statement (excluding the exhibits thereto), and the Basic Prospectus and subject to the grant of options under existing employee benefit plans described in the Registration Statement (excluding the exhibits thereto) and the Basic Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right that was not waived; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Global Market of the Nasdaq Stock Market LLC (the “NASDAQ”)”;

(f) the Company has been duly incorporated and is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and, if such a description is contained therein, the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(h) the Company has no subsidiaries (as defined under the Act) other than as set forth on Schedule C attached hereto (collectively, the “Subsidiaries”); other than as set forth on Schedule C, the Company directly owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries and 200,000 shares of Series A Preferred Stock of Innovative Spinal Technologies, Inc., the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and, if such a description is contained therein, the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, are wholly owned directly or indirectly by the Company subject to no security interest, other encumbrance or adverse claims; and, except as set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i) the Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(j) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and, if such a description is contained therein, the Permitted Free Writing Prospectuses, if any, in each case, as supplemented or amended; and the certificates for the Shares are in due and proper form;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, solely with respect to clause (B), for such breaches, violations, defaults, repurchases, redemptions or repayment rights that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby by the Company will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except to the extent that the indemnity provisions in Section 9 of this Agreement may be determined to be contrary to public policy, and except, solely with respect to clause (B), for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) filing of a notification form with the NASDAQ regarding the listing of additional shares, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iv) under the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”);

(o) except as described in the Registration Statement (excluding the exhibits thereto) and the Basic Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, except the potential obligation to issue on an annual basis up to an aggregate of 60,000 shares of Common Stock (to be issued directly or upon the exercise of options to purchase Common Stock)as consideration for services rendered under consulting agreements, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter, as a placement agent or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, except such registration rights as have been waived;

(p) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain and hold such licenses, authorizations, consents or approvals or to make such filings would not , individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(r) KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement and the Basic Prospectus and will be included or incorporated by reference in the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and, if financial statements are so included, contained in the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial data and statistical data derived from the financial statements and contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and, if such data are so included, contained in the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented, in all material respects, and such data have been compiled and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not or, in the case of the Prospectus, as of its date will not be, included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus and contained in the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case except as otherwise disclosed in any amendments or supplements to the foregoing made and filed with the Commission before the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any

Subsidiaries (other than changes resulting from the exercise of outstanding warrants described in the Basic Prospectus or the exercise of outstanding options or the issuance of Common Stock pursuant to employee benefit plans as described in the Basic Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(u) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each shareholder named in Exhibit A-1 hereto;

(v) neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares, neither will be a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”);

(w) neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) except as otherwise set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and except for any liens, claims, security interests or other encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries have good and marketable title to all real property and own all personal property described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus and, if so described therein, the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(y) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the

Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the University of Missouri pursuant to the joint assignment of U.S. patent number 6,709,744, which relates to bioactive materials containing borate glasses, which the Company currently is not pursuing and currently is immaterial to the Company, and except as otherwise set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus disclose is licensed to the Company; (ii) there is no infringement by third parties known to the Company of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) except as set forth on exhibit E to the License Agreement between the Company and Angiotech Pharmaceuticals (US), Inc., dated as of March 20, 2006, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary (except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are in full force and effect; (vii) to the Company’s knowledge after due inquiry including customary “freedom-to-operate searches,” there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge after due inquiry including customary “prior art,” patentability and validity searches, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development by the Company or any Subsidiary and the products described therein fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;

(z) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(aa) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans, including any in connection with the Notice of Alleged Safety or Health Hazards from the United States Occupational Safety and Health Administration to the Company, dated August 15, 2006, that could reasonably be expected, individually or in the aggregate, to give rise to have a Material Adverse Effect, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous

Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(bb) in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties;

(cc) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, and except where the failure to file such returns or pay such taxes or other assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(dd) except as otherwise set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus, The Prospectus and any Permitted Free Writing Prospectuses, the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and the Company is not aware of any circumstance that causes it to believe all such insurance will not continue to be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary is aware of circumstances that have caused it to believe that it will not be able to renew any such insurance as and when such insurance expires, with comparable coverage and at a cost not materially higher than the cost currently paid for such insurance coverage;

(ee) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements to which the Company or any subsidiary is a party referred to or described in the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, or incorporated by reference as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ff) Except as described in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(gg) Except as otherwise set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus or the Prospectus, the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except as described in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; except as described in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Incorporated Documents and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification satisfy the requirements of Item 601(b)(31) of Regulation S-K and do not contain any material misstatement or omission; except as described in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, the Company, the Subsidiaries and the Company’s directors and officers are each in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder, except where the failure to be in compliance would not have a Material Adverse Effect;

(hh) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus or contained in the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(ii) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(jj) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus;

(kk) except as otherwise set forth in the Registration Statement (excluding any exhibits thereto), the Basic Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;

(ll) to the Company’s knowledge after due inquiry to the extent permitted under the relevant testing protocols, the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; neither the Company nor any Subsidiaries has received any notices or other correspondence from the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the

“Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and binding policies of the Regulatory Agencies;

(mm) the Company and the Subsidiaries have structured their respective business practices in a manner reasonably designed to comply with applicable federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare related goods or services, and with applicable laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare related goods or services and the Company reasonably believes that it and the Subsidiaries are in compliance with such laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect

(nn) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(oo) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(pp) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(qq) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(rr) except as otherwise set forth on Schedule D attached hereto, to the Company’s knowledge, as of the date hereof and, except as may otherwise be set forth in the officer’s certificate to be delivered pursuant to paragraph 6(i), as of the time of purchase or the additional time of purchase, as the case may be, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other United States or foreign jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters reasonably may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective;

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) Until the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; until the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have promptly and reasonably objected in writing and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance; to ensure that, at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, such prospectus will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act);

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 30, 2008;

(i) to furnish to you one copy for each Managing Underwriter and one copy for underwriters’ counsel of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(k) to apply the net proceeds from the sale of the Shares in all material respects in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees, which shall not exceed $10,000, and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or for the benefit of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the full cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder; except as otherwise provided in clauses (iv) and (vi) of this Section 4(l), all legal fees and expenses of counsel to the Underwriters shall be borne by the Underwriters and not by the Company;

(m) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (C) the issuance in the ordinary course of business to non-employee consultants of stock options or shares of Common Stock for no more than an aggregate of 40,000 shares of Common Stock (to be issued directly or upon the exercise of options to purchase Common Stock) pursuant to stock option or equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, and (D) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option or equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that there shall be no such continuation of the restrictions set forth in the immediately preceding proviso if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the NASD; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of this Agreement) to UBS Securities LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD;

(o) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus (as then amended or supplemented);

(q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r) to use its best efforts to cause the Shares to be listed for quotation on the NASDAQ and to maintain the listing of the Common Stock, including the Shares, for quotation on the NASDAQ; and

(s) so long as the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or comparable requirements, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clauses 2(A), 2(C), 2(D) or 2(E) of the second paragraph of Section 7 and the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to: (i) the accuracy of the representations and warranties in Sections 3(a) through 3(qq) of this Agreement on the part of the Company on the date hereof, at the time of purchase and, if applicable, at each additional time of purchase; (ii) the accuracy of the representations and warranties in Section 3(rr) of this Agreement on the part of the Company at the time of purchase and, if applicable, at each additional time of purchase; (iii) the performance by the Company of its obligations hereunder; and (iv) to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance comment of Morgan, Lewis & Bockius LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Woodcock Washburn LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, (i) an opinion of Hogan & Hartson LLP, special counsel for the Company with respect to regulatory matters (“Hogan & Hartson”), addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, in the form set forth in Exhibit D-1 hereto; and (ii) a negative assurance letter of Hogan & Hartson addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, in the form set forth in Exhibit D-2 hereto.

(d) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to UBS.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus (as then amended or supplemented) or the Prospectus and no amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, the Prospectus

Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) contained in a free writing prospectus of the Company or in any Prospectus together with the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the sixth and seventh paragraphs, and in the section entitled “Price Stabilization, Short Positions, Passive Market Making,” under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by mail to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department or by facsimile to (212) 713-3460, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent by mail to the Company at the offices of the Company at 45 Great Valley Parkway, Malvern, PA 19355, Attention: Antony Koblish, President and Chief Executive Officer or by facsimile to (610) 640-2603, Attention: Antony Koblish, President and Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

ORTHOVITA, INC.

By:	/s/ JOSEPH M. PAIVA
Name:	Joseph M. Paiva
Title:	CFO

Accepted and agreed to as of the date

first above written, on behalf of

themselves and the other several

Underwriters named in Schedule A

UBS Securities LLC
FIRST ALBANY CAPITAL

By: UBS SECURITIES LLC

By:	/s/ TAI W. HAH
Name:	TAI W. HAH
Title:	Managing Director

By:	/s/ MICHAEL MIRSKY
Name:	Michael Mirsky
Title:	Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	6,160,000
FIRST ALBANY CAPITAL.	1,540,000

Total	7,700,000

SCHEDULE B

None.

SCHEDULE C

Subsidiaries

Name	Jurisdiction of Incorporation	Sole Stockholder
Vita Licensing, Inc.	Delaware	Orthovita, Inc.
Partisyn Corporation	Delaware	Orthovita, Inc.
Vita Special Purpose Corporation	Delaware	Vita Licensing, Inc.

SCHEDULE D

NASD Affiliations

1.	Morris Cheston’s son is a partner in Thomas Weisel Partners.

2.	Joseph Harris is an agent with FCG Advisors, LLC.

3.	Robert Levande is a Managing Director of MDB Capital Group LLC.

SCHEDULE E

Pricing-Related Information

Total number of Firm Shares Offered: 7,700,000 Shares of Common Stock

Public Offering Price: $3.25 per Share

Use of Proceeds: The Company anticipates using $9 million of the net proceeds to purchase the profit-sharing royalty rights for the VITAGEL and CELLPAKER products sold under its license agreement with Angiotech, and using the remainder of the net proceeds to fund working capital and for general corporate purposes including expansion of manufacturing capacity.

EXHIBIT A

Lock-Up Agreement

November     , 2006

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Orthovita, Inc., a Pennsylvania corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, or (d) the sale of (i) up to 100,000 shares underlying options to purchase Common Stock at an exercise price of $4.25 per share, expiring on July 1, 2007, held by Erik M. Erbe and (ii) up to 50,000 shares underlying options to purchase Common Stock at an exercise price of $4.25 per share, expiring on December 1, 2007, held by Joseph M. Paiva. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the National Association of Securities Dealers, Inc. (the “NASD”); and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of the Underwriting Agreement) to UBS Securities LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

*    *    *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) the “time of purchase” (as defined in the Underwriting Agreement) does not occur by December 31, 2006, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
1. Antony Koblish	President, Chief Executive Officer and Director

2. Joseph M. Paiva	Chief Financial Officer

3. Erik M. Erbe	Chief Science Officer

4. David J. McIlhenny	Senior Vice President, Operations

5. Maarten Persenaire	Chief Medical Officer

6. Donald Scanlan	Senior Vice President, Marketing, Product Development and Post Market Clinical Studies

7. Christopher H. Smith	Senior Vice President, Sales

8. Douglas Low	Senior Vice President, European Operations

9. Albert J. Pavucek, Jr.	Vice President, Corporate Controller

10. David Fitzgerald	Director

11. Morris Cheston, Jr.	Director

12. Joseph L. Harris	Director

13. Robert M. Levande	Director

14. Mary E. Paetzold	Director

15. Russell B. Whitman	Director

16. Angiotech Pharmaceuticals, Inc.	Shareholder

A-1-1

EXHIBIT B

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

November     , 2006

UBS Securities LLC

First Albany Capital

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We have acted as counsel for Orthovita, Inc., a Pennsylvania corporation (the “Company”), in connection with the sale by the Company of     ,000,000 Shares (the “Shares”) of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated November     , 2006 (the “Underwriting Agreement”) among the Company and the several underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the amended and restated articles of incorporation of the Company, (ii) the amended and restated by-laws of the Company, (iii) the Underwriting Agreement, (iv) the registration statement on Form S-3 (Reg. No. 333-131668) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 8, 2006, (v) the base prospectus dated May 23, 2006, included in Amendment No. 1 to the Registration Statement filed by the company with the Commission on May 23, 2006 (the “Basic Prospectus”), (vi) the “Disclosure Package” as of the time of purchase (which, for purposes of this letter, includes only the Basic Prospectus and the documents listed on Annex A hereto), (vii) the final prospectus supplement dated November     , 2006 of the Company, which was filed by the Company with the Commission on November     , 2006 pursuant to Rule 424(b) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b), the “Prospectus”) and (viii) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein. As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on the most recent effective date, pursuant to Rule 430B(f)(2), of the part of the registration statement relating to the Shares for purposes of Underwriters’ liability under Section 11 of the Securities Act, including the information deemed at such time to be included in the part of the registration statement relating to the Shares pursuant to Rule 430B(f)(2) under the Act.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Registration Statement, after consultation with other lawyers currently in our firm who have provided legal services to the Company within the preceding 12 months, that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1.	The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus and the Prospectus, to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Shares as contemplated by the Underwriting Agreement.

2.	Each of the Subsidiaries listed on Schedule I hereto (the “Named Subsidiaries”) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation indicated opposite the name of such corporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus and the Prospectus.

3.	Each of the Company and each of the Named Subsidiaries is duly qualified to do business as a foreign corporation in the jurisdictions listed on Schedule I hereto.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

6.	As of November 2006, the Company had authorized capital stock as set forth in the Company’s Form 8-K filed on November , 2006, incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus. The Shares are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, rights of first refusal and similar rights; the form of certificates for the Shares comply with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended.

7.	All of the issued and outstanding shares of capital stock of each of the Named Subsidiaries are, to our knowledge, owned of record by the Company or by another of the Named Subsidiaries.

8.	The Shares will be duly listed on the Nasdaq Global Market upon notice of issuance.

9.	Each of the Registration Statement on the date it initially was ordered effective by the Commission, the Basic Prospectus on its date and the Prospectus (except, in each case, as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, information regarding results of clinical and pre-clinical trials, U.S. Food and Drug Administration (“FDA”) and other health law matters, and intellectual property matters contained in the Registration Statement, the Basic Prospectus and the Prospectus, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations thereunder; and each document incorporated by reference therein, at the time such document was filed with the Commission (or, if such document was amended, at the time of the filing of the last amendment to such filing) complied as to form in all material respects with the applicable requirements of the Exchange Act (except, in each case, as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, information regarding results of clinical and pre-clinical trials, FDA and other health law matters, and intellectual property matters contained in such document, as to which we express no opinion).

10.	The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 under the Act.

11.	No approval, authorization, consent or order under any federal law or under the Pennsylvania Business Corporation Law of 1988, as amended, or approval, authorization, consent of or filing with any Pennsylvania governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement other than such as have previously been obtained, including, without limitation, registration of the Shares under the Act and of the Company’s Common Stock under the Exchange Act (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of the NASD).

12.	The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares pursuant thereto and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (i) the charter or bylaws of the Company or any of the Named Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or the documents incorporated by reference therein (unless, pursuant to Rule 412 under the Act, such exhibit is no longer deemed so incorporated by reference), or (iii) provisions of U.S. federal laws or the Pennsylvania Business Corporation Law of 1988, as amended, that, in our experience, are generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except that we express no opinion regarding any federal securities laws, any state securities or “Blue Sky” laws or the provisions of Section 9 of the Underwriting Agreement or (iv) to our knowledge, any decree, judgment or order applicable to the Company or any of the Named Subsidiaries or any of their respective properties.

13.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein which have not been so described or filed as required.

14.	To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Named Subsidiaries is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus and are not so described as required.

15.	Neither the Company nor any of the Named Subsidiaries is and, after giving effect to the offering and sale of the Shares, neither will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

16.	We have read the statements in the Registration Statement, the Basic Prospectus and the Prospectus under the heading “Description of Our Capital Stock” and in the Company’s Form 8-K filed on November , 2006, and insofar as such statements constitute descriptions of the capital stock of the Company (including the Shares), summaries of documents, legal matters or proceedings referred to therein, they fairly present the information required to be shown on Form S-3.

17.	To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company in connection with the offering contemplated thereby (except as have been waived).

We refer you to the Registration Statement, the Disclosure Package and the Prospectus. As counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in conferences with your representatives and representatives of the Company, its independent public accountants and your counsel at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. In addition, we note that we have not advised the Company with regard to FDA and other health law matters, and intellectual property matters. These are highly specialized areas of the law, and we did not provide legal services to the Company relating to these matters. We note that you have received opinions from Hogan & Hartson LLP, which has advised the Company with regard to FDA and other health law matters, and from Woodcock Washburn LLP, which has advised the Company with regard to intellectual property matters.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the Shares for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, considered as a whole [at              [A.M.][P.M.], New York City time, on November     , 2006] together with the pricing information, information as to the number of Shares and information regarding use of proceeds, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except as and to the extent set forth in the first sentence of paragraph 6 and in paragraph 17 above), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, or information about internal control over financial reporting contained in the Registration Statement, the Disclosure Package or the Prospectus), and (c) we do not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

Our opinions and comment expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

A. For purposes of our opinions in paragraphs 1, 2 and 3 above as to the valid existence and good standing or present subsistence of the Company and the Named Subsidiaries, respectively, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

B. For purposes of our opinion in paragraph 11 above, we have relied solely upon (i) the effectiveness order posted by the Commission on its Electronic Data Gathering and Retrieval System (“EDGAR”) indicating that on May 26, 2006, the Registration Statement had been declared effective, (ii) telephonic confirmations from the staff of the Commission on November     , 2006, to the effect that no stop order suspending the effectiveness of the Registration Statement had been issued as of the time of such telephonic confirmation, and (iii) a confirmation of filing received from EDGAR dated November     , 2006, with respect to the filing of the Prospectus pursuant to Rule 424(b).

C. For purposes of the opinions set forth herein we have relied on officers’ certificates, the amended and restated articles of incorporation, and minute books and stock records relating to meetings and written actions of the Board of Directors and shareholders of the Company. The Company has represented to us that the records and documents made available to us are complete and accurate and constitute all of the Company’s records and documents with respect to the issuance of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock.

D. The opinions expressed in this letter are limited to the Pennsylvania Business Corporation Law of 1988, as amended, and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by (i) the “blue sky” or securities laws of any state or (ii) laws, rules or regulations applicable to (1) patents, copyrights, trademarks and other proprietary rights and licenses and (2) FDA or health law matters.

E. We have assumed the conformity of the documents filed with the Commission via EDGAR, except for required EDGAR formatting changes, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This letter is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Annex A

Schedule I

1. Orthovita, Inc.

Jurisdiction of Incorporation: Pennsylvania

Foreign Jurisdiction Qualifications: Alabama, Arkansas, Montana, Wisconsin, West Virginia and Wyoming

2. Vita Licensing, Inc.

Jurisdiction of Incorporation: Delaware

Foreign Jurisdiction Qualifications: None

3. Vita Special Purpose Corporation

Jurisdiction of Incorporation: Delaware

Foreign Jurisdiction Qualifications: None

4. Partisyn Corporation

Jurisdiction of Incorporation: Delaware

Foreign Jurisdiction Qualifications: None

B-1

EXHIBIT C

OPINION OF WOODCOCK WASHBURN LLP

November     , 2006

UBS Securities LLC

First Albany Capital

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

1.	We have been asked by our client, Orthovita, Inc., a Pennsylvania Corporation, on behalf of itself and its subsidiaries, Vita Special Purpose Corporation and Vita Licensing, both Delaware Corporations, (collectively, “The Company”) to opine as to certain matters pursuant to paragraph 6(b) of the Underwriting Agreement dated November , 2006 (“The Underwriting Agreement”) among the Company and the Underwriters listed on Schedule A annexed to the Underwriting Agreement. Capitalized terms used herein have the meaning ascribed to them in the Underwriting Agreement, unless otherwise indicated. We have represented the Company solely in connection with certain intellectual property matters.

2.	We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

3.	As to any facts that are material to the statements made herein that we did not independently establish or verify, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement. Nothing has come to our attention that has caused us to believe that such reliance is unwarranted.

4.	In making the statements herein with reference to matters of fact, whenever a statement is qualified by “to our knowledge,” “we are aware,” “known to us” or by words of similar import, it is intended to refer to the actual knowledge of those persons in this firm who have participated in matters relating to the Company.

5.	We are consulted from time to time by the Company and there may be information material to the Company of which we are unaware. Moreover, except as may be requested by or required for work done for the Company, we do not engage in searching of the patent or other literature for the Company. We are not always informed of the research, development or commercialization activities or plans of the Company. We are not charged with the role of licensing for the Company. There may be intellectual property issues, documents and things appertaining to the Company of which we are unaware and the statements made herein are limited to our actual knowledge.

6.	The statements included or incorporated by reference in the Registration Statement, the basic prospectus of the Company dated May 23, 2006 relating to the Shares (including the documents incorporated by reference therein, the “Basic Prospectus”) or the Prospectus relating to patents or proprietary rights (collectively, the “Intellectual Property Statements”), insofar as such Intellectual Property Statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown; nothing has come to our attention that causes us to believe that (i) the Intellectual Property Statements included or incorporated by reference in the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Intellectual Property Statements included or incorporated by reference in the Basic Prospectus, as of [A.M.][P.M.], New York City time, on November , 2006, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Intellectual Property Statements included or incorporated by reference in the Prospectus, as of the date of the Prospectus Supplement or the date hereof, included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.	To our knowledge, other than proceedings relating to the filing and prosecution of patent applications and trademark registration applications in the United States Patent and Trademark Office (the “USPTO”) and in corresponding governmental agencies in countries other than the United States, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company, and (ii) no such proceedings are threatened or contemplated by governmental authorities or others.

8.	We do not know of any contracts or other documents, relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company that are of a character required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

9.	To our knowledge, (i) the Company has not received any notice of infringement or conflict with any rights of others with respect to the Company’s products or proposed products, (ii) the Company is not infringing or otherwise violating, and, upon the commercialization and sale of the products or services described in the Registration Statement, the Basic Prospectus or the Prospectus as under development, would not infringe or otherwise violate, any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and we are unaware of any facts which would form a reasonable basis for a claim of any such infringement or violation, (iii) there are no infringements or violations by others of any of the patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company which in our judgment could affect materially the use thereof by the Company, and we are unaware of any facts which would form a reasonable basis for a claim of any such infringement; and (iv) there are no pending U.S. or foreign patent applications known to us that, if issued, would prohibit the current conduct or future conduct of the Company as proposed and described in the Registration Statement, the Basic Prospectus or the Prospectus.

10.	We have no knowledge of any facts which would preclude the Company from having valid license rights or clear sole or joint title to the patents referenced in the Registration Statement, the Basic Prospectus or the Prospectus; we have no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets that are, or would be, necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement, the Basic Prospectus or the Prospectus, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus or the Prospectus; all assignments from each named inventor of the Company’s U.S. patents and U.S. patent applications have been or will be executed and recorded with the USPTO in each of the Company’s U.S. patents and U.S. patent applications; we are unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the patents and other material intellectual property and assets of the Company; we have no knowledge of any errors or disputes with respect to ownership of the Company’s patent rights; and we are aware of no liens, encumbrances, or other rights that would affect the Company’s patent rights, other than described in the Registration Statement.

11.	To our knowledge, there are no material defects of form in the preparation, filing, or prosecution of any of the patent applications within the patent rights; the Company is diligently prosecuting its patent applications in accordance with ordinary business practices; and the Company, its licensors, the inventors, and all those involved with the prosecution of the Company’s patents and patent applications have complied with, or will comply with, the USPTO’s duty of candor and good faith in dealing with the USPTO, including the duty to disclose to the USPTO all information known to be material to the patentability of each of the Company’s patents and patent applications.

12.	We are not aware of any fact with respect to the patent applications of the Company presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead us to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

EXHIBIT D-1

OPINION OF HOGAN & HARTSON

November     , 2006

UBS Securities LLC

First Albany Capital

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This letter is furnished to you pursuant to Section 6(c) of the Underwriting Agreement dated November     , 2006 (the “Underwriting Agreement”) between you and Orthovita Inc., a Pennsylvania corporation (the “Company”), relating to the issue and sale by the Company of              shares of common stock of the Company (the “Shares”) pursuant to the terms of the Underwriting Agreement. Capitalized terms used herein which are defined in the Underwriting Agreement shall have the meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

This firm has acted in the limited role of regulatory counsel to the Company in the U.S. Food and Drug Administration (“FDA”) area only. In such capacity, we have reviewed certain information under the captions listed “Risk Factors – The unapproved or “off-label” use of our products could adversely affect the reputation of our products” and “Risk Factors – If we fail to obtain and maintain the regulatory approvals or clearances necessary to make or sell our products, sales could be delayed or never realized” in the Company’s Prospectus dated May 23, 2006, forming a part of the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-131668). We have also reviewed the information set forth (i) in the Company’s Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”), at Part I, Item 1, under the caption “Business – Government Regulation – United States” and (ii) in the Company’s Form 10-Q for the third quarter of 2006 (the “Form 10-Q”), at Part III , Item 1A, under the captions listed on Schedule A attached hereto, which information is incorporated by reference in the Prospectus.

We have not been retained or engaged by the Company to perform, nor have we performed, any review of any other information in the Registration Statement, the Prospectus, the Form 10-K or the Form 10-Q. Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice. Terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

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For purposes of our opinions, which are set forth below, and other statements made in this letter, we have examined copies of the documents listed on Schedule B attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of the Underwriting Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). Further, for purposes of our opinion, we have not independently verified nor do we take any responsibility for nor are we addressing in any way any statements of fact, any statements concerning state or foreign law, any legal conclusions or any statements of belief attributable to the Company or whether or not the Company is in compliance with applicable FDA or other legal requirements. Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”), and the regulations promulgated thereunder, and we express no view as to any other laws, statutes, regulations or ordinances, including without limitation any foreign laws of any kind or any federal or state licensing, securities, antitrust, unfair competition, or tax laws or regulations.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

Based upon, subject to and limited by the foregoing, we are of the opinion that the statements (i) in the Prospectus under the captions “Risk Factors – The unapproved or “off-label” use of our products could adversely affect the reputation of our products” and “Risk Factors – If we fail to obtain and maintain the regulatory approvals or clearances necessary to make or sell our products, sales could be delayed or never realized,” (ii) in the Form 10-K at Part I, Item 1, under the caption “Business – Government Regulation – United States” and (iii) in the Form 10-Q at Part III, Item 1A, under the captions listed on Schedule A attached hereto, insofar as such statements purport to summarize applicable provisions of the FDC Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Securities and Exchange Commission without our prior written consent.

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EXHIBIT D-2

HOGAN & HARTSON NEGATIVE ASSURANCE LETTER

November     , 2006

UBS Securities LLC

First Albany Capital

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This letter is furnished to you pursuant to Section 6(c) of the Underwriting Agreement dated November     , 2006 (the “Underwriting Agreement”) between you and Orthovita Inc., a Pennsylvania corporation (the “Company”), relating to the issue and sale by the Company of                      shares of common stock of the Company (the “Shares”) pursuant to the terms of the Underwriting Agreement. Capitalized terms used herein which are defined in the Underwriting Agreement shall have the meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

This firm has acted in the limited role of regulatory counsel to the Company in the U.S. Food and Drug Administration (“FDA”) area only. In such capacity, we have reviewed certain information under the captions “Risk Factors – The unapproved or “off-label” use of our products could adversely affect the reputation of our products” and “Risk Factors – If we fail to obtain and maintain the regulatory approvals or clearances necessary to make or sell our products, sales could be delayed or never realized” in the Company’s Prospectus dated May 23, 2006, forming a part of the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-131668). We have also reviewed the information set forth (i) in the Company’s Form 10-K for its fiscal year ended December 31, 2005 (the “Form 10-K”), at Part I, Item 1, under the caption “Business – Government Regulation – United States” and (ii) in the Company’s Form 10-Q filing for the third quarter of 2006 (the “Form 10-Q”), at Part III, Item 1A, under the captions listed on Schedule A attached hereto, which information is incorporated by reference in the Prospectus. We have not been retained or engaged by the Company to perform, nor have we performed, any review of any other information contained or incorporated by reference in the Registration Statement, the Prospectus, the Form 10-K or the Form 10-Q.

During the course of our professional engagement, we reviewed the specified information under the specified captions described above and participated in conferences with officers and other representatives of the Company and with you and your representatives at which the FDA regulatory matters dealt with under the above-referenced captions were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth or incorporated by reference in the Registration Statement or the Prospectus, and we have not

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undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements under the above-referenced captions, and we have no responsibility to provide advice as to whether information is required to be included in the Prospectus under the United States securities laws or the rules or regulations of the Securities and Exchange Commission thereunder (as to which we understand that the Company is being advised by other counsel). Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i) the statements contained or incorporated by reference in the Prospectus under the above-referenced captions, insofar as such statements relate to FDA regulatory matters, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date of the Prospectus or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) the statements contained or incorporated by reference in the Prospectus under the above-referenced captions, insofar as such statements relate to FDA regulatory matters, as of [_:__] [A.M./P.M.] (New York City time) on November     , 2006 (which you have informed us is a time prior to the time of the first sale of the Shares by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In making the foregoing statements, we do not express any belief with respect to financial, statistical, or accounting information and data contained or incorporated by reference in or omitted from the statements in such captioned sections of the Prospectus.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Securities and Exchange Commission without our prior written consent.

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EXHIBIT E

OFFICERS’ CERTIFICATE

Each of the undersigned, Antony Koblish, President and Chief Executive Officer of Orthovita, Inc., a Pennsylvania corporation (the “Company”), and Joseph Paiva, Chief Financial Officer of the Company, solely in their capacities as officers of the Company, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated November     , 2006 (the “Underwriting Agreement”) between the Company and the several Underwriters named therein that, as of November     , 2006:

1.	He has reviewed the Registration Statement, the Basic Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (h) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this November     , 2006.

Name:	Antony Koblish
Title:	President and Chief Executive Officer

Name:	Joseph Paiva
Title:	Chief Financial Officer

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